Exhibit (n)(4)

CONSENT OF CREDIT RATINGS AGENCY

The undersigned hereby consents to the filing of this consent as an exhibit to the Registration Statement on Form N-2 (File Nos. 333-226876 and 811-22725) (the “Registration Statement”) filed by Priority Income Fund, Inc. (“Priority”) with respect to the offering of Priority's Series B Term Preferred Stock (the “Preferred Stock”) and all references to Egan-Jones Ratings Co.’s name, and the inclusion and use of Egan-Jones Ratings Co.’s credit rating on Priority and Priority's Preferred Stock, in the Registration Statement.

/s/ Egan-Jones Ratings Co.
October 15, 2018

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of August, 2018.

/s/ Andrew C. Cooper
Andrew C. Cooper
Director

/s/ Eugene S. Stark
Eugene S. Stark
Director

/s/ Robert F. Muller Jr.
Robert F. Muller Jr.
Director

/s/ William J. Gremp
William J. Gremp
Director

/s/ Kristin Van Dask
Kristin Van Dask
Chief Financial Officer and Chief Compliance Officer

/s/ M. Grier Eliasek
M. Grier Eliasek
Director, Chairman of the Board of Directors and Chief Executive Officer